SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant |_|

Filed by a Party other than the Registrant |X|

Check the appropriate box:

|X|  Preliminary Proxy Statement       |_|  Confidential, for Use of the
|_|  Definitive Proxy Statement             Commission Only (as permitted
|_|  Definitive Additional Materials        by Rule 14a-6(e)(2))
|_|  Soliciting  Material  Pursuant  to
     Section  240.14a-11(c) or
     Section 240.14a-2


                         BEVERLY ENTERPRISES, INC.
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              (Name of Registrant as Specified In Its Charter)

                             ARNOLD M. WHITMAN
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    (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
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     14a-6(i)(4) and 0-12.

  (1) Title of each class of securities to which transaction applies:

  (2)  Aggregate   number  of   securities  to  which   transaction
       applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

  (4)  Proposed maximum aggregate value of transaction:

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     was paid previously. Identify the previous filing by registration
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  (1)  Amount Previously Paid:

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

                         PRELIMINARY PROXY STATEMENT
                          DATED FEBRUARY 18, 2005
                           SUBJECT TO COMPLETION

                             ARNOLD M. WHITMAN
                         C/O FORMATION CAPITAL, LLC
                             1035 POWERS PLACE
                            ALPHARETTA, GA 30004


Dear Fellow Beverly Stockholders:

     As you may know, Formation Capital, LLC (of which I am the Chief Executive Officer) and our partners, Appaloosa Management L.P. and Franklin Mutual Advisers, LLC, are seeking to negotiate a transaction with Beverly in which a company formed by us would acquire all of the outstanding shares of Beverly. In that connection, we made a formal offer to Beverly's Board of Directors to acquire all of the shares of Beverly at a price of $11.50 per share in cash. Our offer price reflects a premium of 47% to the average closing price of Beverly's shares over the period from the beginning of 2004 through January 24, 2005, the last trading day before we made our proposal public.

     The Beverly Board has rejected our proposal and refused to engage in any discussion with us or to permit us to conduct due diligence of Beverly, despite the fact that we have said consistently that, if justified by due diligence, we would be prepared to raise our offer.

     Since the Beverly Board has refused to have discussions with us regarding our offer, we are sending you the enclosed proxy statement and the accompanying BLUE proxy card as we are soliciting proxies from Beverly's stockholders to be used at Beverly's 2005 annual meeting to be held on April 21, 2005. We are seeking your support for the election of six independent, highly qualified nominees. If elected, these nominees will, subject to their fiduciary duties, be committed to maximizing the value of your investment in Beverly by implementing a process that would give due consideration to our proposal as well as any other proposals Beverly may receive from us or others. We are also soliciting proxies to approve other proposals intended to prevent the current management of Beverly from taking actions that could thwart the will of Beverly's stockholders.

     WHETHER OR NOT YOU PLAN TO ATTEND THE 2005 ANNUAL MEETING, WE URGE YOU TO VOTE FOR THE ELECTION OF THE SIX INDEPENDENT NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE TODAY. WE URGE YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY BEVERLY. IF YOU HAVE PREVIOUSLY SIGNED A PROXY CARD SENT TO YOU BY BEVERLY, YOU CAN REVOKE THAT PROXY AND VOTE FOR THE SIX INDEPENDENT NOMINEES AND FOR OUR OTHER PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     REMEMBER, IF YOU HOLD YOUR BEVERLY SHARES WITH A BROKERAGE FIRM OR BANK, ONLY THEY CAN EXERCISE VOTING RIGHTS WITH RESPECT TO YOUR SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, IT IS CRITICAL THAT YOU PROMPTLY CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS TO VOTE THE BLUE PROXY CARD FOR THE ELECTION OF THE INDEPENDENT CANDIDATES NOMINATED BY US.

     If you have any questions or require any assistance in executing or delivering your proxy, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll free) or (212) 929-5500 (collect).


                                              Sincerely,

                                              [SIGNATURE]


                                              Arnold M. Whitman

March    , 2005

                  PRELIMINARY COPY DATED FEBRUARY 18, 2005
                           SUBJECT TO COMPLETION

                    2005 ANNUAL MEETING OF STOCKHOLDERS
                        OF BEVERLY ENTERPRISES, INC.

                    PROXY STATEMENT OF ARNOLD M. WHITMAN
             CHIEF EXECUTIVE OFFICER OF FORMATION CAPITAL, LLC

     A consortium comprised of Formation Capital, LLC (Formation) (of which Mr. Whitman is the Chief Executive Officer) and its partners, Appaloosa Management L.P. (Appaloosa) and Franklin Mutual Advisers, LLC (Franklin Mutual), is seeking to negotiate a transaction with Beverly Enterprises in which a company formed by us would acquire all of the outstanding shares of Beverly. In that connection, we made a formal offer to Beverly's board of directors to acquire all of the shares of Beverly at a price of $11.50 per share in cash. Our offer price reflects a premium of 47% to the average closing price of Beverly's shares over the period from the beginning of 2004 through January 24, 2005, the last trading day before we made our proposal public.

     The Beverly Board has rejected our proposal and refused to engage in any discussion with us or to permit us to conduct due diligence of Beverly, despite the fact that we have said consistently that, if justified by due diligence, we would be prepared to raise our offer.

     We are sending you this proxy statement and the accompanying BLUE proxy card because we are soliciting proxies from Beverly's stockholders to be used at Beverly's 2005 annual meeting.

     We are seeking your support for the election of six independent, highly qualified candidates who Mr. Whitman has nominated for election as directors at the 2005 annual meeting. If elected, these nominees will comprise a majority of the Beverly board. As directors of Beverly, they will, subject to their fiduciary duties, be committed to maximizing the value of your investment in Beverly by implementing a process that would give due consideration to our proposal as well as any other proposals Beverly may receive from us or others. We nominated these candidates because they have the health-care experience and mergers and acquisitions skills to maximize value for stockholders.

     We are also soliciting proxies to amend Beverly's bylaws to ensure that Beverly does not increase the size of its current eight-member board in an effort to prevent the six nominees from comprising a majority of the Beverly board if elected. We are also soliciting proxies to approve the other proposals of Mr. Whitman described in "Matters to be Considered at the 2005 Annual Meeting" below that are intended to prevent Beverly from taking other actions that could thwart the will of Beverly's stockholders.

     Beverly has announced that its 2005 annual meeting will be held at 10:00 a.m. (CDT) on April 21, 2005, at Beverly's Corporate Center located at 1000 Beverly Way, Fort Smith, Arkansas. Beverly has also announced that the record date for determining those stockholders who will be entitled to vote at the meeting is March 7, 2005.

     This proxy statement and the enclosed BLUE proxy card are first being sent or given to stockholders of Beverly on or about March ___, 2005. Beverly's principal executive offices are located at 1000 Beverly Way, Fort Smith, Arkansas 72919.


     THIS SOLICITATION IS BEING MADE BY MR. WHITMAN AND THE CONSORTIUM AND NOT ON BEHALF OF BEVERLY OR ITS BOARD OF DIRECTORS.

     Any proxy granted pursuant to this solicitation may be revoked by the person granting the proxy at any time before it is voted at the annual meeting. Proxies may be revoked by (i) delivering a written notice of revocation bearing a later date than the proxy, (ii) duly executing and delivering a later dated written proxy relating to the same shares or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). To be effective, any written notice of revocation or subsequent BLUE proxy should be mailed or delivered to, and received by, MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016 or Beverly's corporate secretary before the taking of votes at the annual meeting. If you hold your shares through a bank, broker or other nominee holder, only they can revoke your proxy on your behalf.

     IF YOU PREVIOUSLY VOTED FOR THE NOMINEES RECOMMENDED BY BEVERLY'S EXISTING BOARD OF DIRECTORS, YOU MAY CHANGE YOUR VOTE. TO CHANGE YOUR VOTE, SIMPLY SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD IN THE
ACCOMPANYING POSTAGE PAID ENVELOPE.

     WE STRONGLY URGE YOU TO REVOKE ANY PROXY CARD YOU MAY HAVE RETURNED TO BEVERLY AND TO VOTE FOR THE SIX NOMINEES OF MR. WHITMAN AND FOR MR. WHITMAN'S OTHER PROPOSALS. ONLY YOUR LATEST DATED PROXY WILL BE COUNTED IN THE VOTES CAST AT THE ANNUAL MEETING.


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            QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION

WHO IS ARNOLD M. WHITMAN?  WHO ARE THE MEMBERS OF THE CONSORTIUM?

     Mr. Whitman is the Chief Executive Officer of Formation Capital LLC, a finance company focused on the health care industry, providing equity to the senior housing and long-term care industry since it was founded in 1999. Formation currently manages assets in excess of $650 million in value. Over the last three years, Formation and its partners have acquired an ownership interest in 152 facilities in 20 states, including 49 skilled nursing facilities and four assisted living centers Formation acquired from Beverly in 2002.

     Formation's partners in the consortium are Appaloosa Management L.P. and Franklin Mutual Advisers, LLC. Appaloosa, formed in 1993, is one of the largest hedge funds in the country, with over $3.5 billion under management. Franklin Mutual is a subsidiary of Franklin Resources, Inc., the largest publicly traded mutual fund company in the United States. Franklin Mutual manages the Mutual Series family of public mutual funds, with over $35 billion under management. The persons listed in Annex B attached to this proxy statement may also assist the consortium in this solicitation.

     The members of the consortium, together with other Beverly shareholders who are assisting the consortium in connection with the proposed transaction, collectively beneficially own 8,737,000 Beverly shares, constituting approximately 8.1% of the Beverly shares outstanding as of January 25, 2005.

WHAT ARE WE SEEKING TO ACCOMPLISH?

     We are seeking to negotiate a transaction with Beverly in which a company formed by us would acquire all of the outstanding shares of Beverly. In that connection, we made a formal offer to Beverly's board of directors to acquire all of the shares of Beverly at a price of $11.50 per share in cash. Our offer, which would provide significant value to Beverly's shareholders, reflects a premium of 47% to the average closing price of Beverly's shares over the period from the beginning of 2004 through January 24, 2005, the last trading day before we made our proposal public. Moreover, we have said consistently that, if justified by due diligence, we would be prepared to raise our offer. For more information about the proposal we made to the Beverly board, see "Our Proposed Transaction" below.

WHY ARE WE SOLICITING YOUR VOTE?

     We are soliciting your vote because we believe that the current directors are not acting, and will not act, in your best interests to maximize the value of your investment in Beverly. In that regard, the Beverly board has rejected our proposal and refused to engage in any discussion with us or to permit us to conduct due diligence of Beverly despite the fact that we have made an offer reflecting a significant premium and have indicated a willingness to raise our offer if justified by our due diligence. In addition, the Beverly board has taken steps to impede any fair consideration of our proposal and any other proposal by adopting a poison pill without the approval of stockholders and by accelerating the date of the annual meeting and the deadline for submitting proposals and director nominees.

     We are seeking your support for the election of six independent, highly qualified candidates who Mr. Whitman has nominated for election as directors of Beverly at the 2005 annual meeting. If elected, these nominees will, subject to their fiduciary duties, be committed to maximizing the value of your investment in Beverly by implementing a process that would give due consideration to our proposal as well as any other proposals Beverly may receive from us or others.

     Please see "Reasons to Vote for the Proposals" for a more complete description of the reasons we are seeking your vote.

WHAT ARE WE ASKING YOU TO VOTE FOR?

     We are asking you to vote on Mr. Whitman's proposals to:


          o amend Beverly's bylaws to fix the size of the Board at its current size, eight directors;

          o elect six independent, highly qualified nominees of Mr. Whitman who, if elected, will comprise a majority of the Beverly board;

          o repeal each provision of, or amendment to, Beverly's bylaws (other than the amendment to fix the Board's size at eight) adopted after the version of the bylaws, as of May 29, 1997, filed by Beverly with the Securities and Exchange Commission; and

          o require that Beverly allow the three proposals outlined above to be voted on at the annual meeting in the order set out above before any other proposals are voted on at the annual meeting.

Please see "Matters to be Considered at 2005 Annual Meeting" for a complete description of these proposals.

     We urge you to return the BLUE proxy card and vote in favor of the six nominees and in favor of the other proposals referred to above.

WHO ARE THE INDEPENDENT NOMINEES THAT MR. WHITMAN HAS NOMINATED FOR ELECTION TO THE BOARD? WILL THEIR ELECTION MEAN BEVERLY WILL BE SOLD TO THE CONSORTIUM?

     Mr. Whitman has nominated Jeffrey A. Brodsky, John J. Durso, Philip L. Maslowe, Charles M. Masson, Mohsin Y. Meghji and Guy Sansone for election as directors of Beverly. These nominees are independent, highly qualified persons who are not affiliated with Mr. Whitman, any member of the consortium or Beverly.

     The election of these nominees does not mean that Beverly will be sold to the consortium. If elected, these nominees will act in your best interests. In that connection, subject to their fiduciary duties, the nominees are committed to maximizing the value of your investment in Beverly by implementing a process that would give due consideration to our proposal as well as any other proposals Beverly may receive from us or others. We provide detailed biographical information regarding the nominees below under the heading "The Independent Nominees."

WHY IS MR. WHITMAN PROPOSING TO AMEND THE BYLAWS?

     Mr. Whitman is proposing to amend Beverly's bylaws to fix the size of the Beverly board at eight to ensure that Beverly does not increase the size of its current eight-member board in an effort to prevent the nominees from comprising a majority of the Beverly board if elected.

     Mr. Whitman is also proposing to repeal each provision of, or amendment to, Beverly's bylaws (other than the amendment to fix the Board's size at eight) adopted after the version of its bylaws that Beverly last made public (on May 29, 1997 in a filing with the Securities and Exchange Commission ("SEC")), including bylaw amendments that Beverly's board may adopt after the date of this proxy statement and before the annual meeting, to ensure that no such amendment will operate to thwart the will of the Beverly stockholders.

WHAT OTHER MATTERS WILL BE VOTED ON BY BEVERLY STOCKHOLDERS AT THE 2005 ANNUAL MEETING?

     Beverly has not yet announced the other matters that Beverly stockholders will be asked to vote on at the 2005 annual meeting.

WHO CAN VOTE AT THE 2005 ANNUAL MEETING?

     If you owned shares of Beverly common stock at the close of business on March 7, 2005, you have the right to vote for the six independent nominees of Mr. Whitman, for the proposals to amend Beverly's bylaws and on all other matters presented at the 2005 annual meeting. Each share of common stock held by you at the close of business on March 7, 2005 entitles you to one vote on all matters presented at the meeting.

HOW MANY SHARES MUST BE PRESENT AT THE ANNUAL MEETING TO ESTABLISH A
QUORUM?

    According to Beverly's bylaws, the presence in person or by proxy of the holders of a majority of the shares of Beverly entitled to vote at the annual meeting will constitute a quorum for the transaction of business at the meeting.

HOW MANY SHARES MUST BE VOTED IN FAVOR OF THE SIX NOMINEES TO
ELECT THEM?  HOW MANY SHARES MUST BE VOTED TO APPROVE THE BYLAW
PROPOSALS AND THE OTHER PROPOSALS?

     If a quorum is established at the annual meeting, nominees for election as directors of Beverly will be elected by a plurality of the votes cast, in person or by proxy, at the annual meeting. This means that the eight director positions to be filled at the annual meeting will be filled by the eight nominees receiving the highest number of votes.

     The affirmative vote of the holders of a majority of the shares of Beverly entitled to be voted at the annual meeting (i.e. all shares outstanding as of the record date for the annual meeting) is required to approve Mr. Whitman's two proposals to amend Beverly's bylaws.

     The affirmative vote of the holders of a majority of the shares of Beverly present in person or represented by proxy and entitled to vote at the annual meeting is required to approve Mr. Whitman's proposal on the sequence of business at the annual meeting.

     According to the Form 8-A filed by Beverly with the SEC on January 27, 2005, there were 108,384,266 shares of Beverly outstanding on January 26, 2005.

HOW WILL ABSTENTIONS, VOTES WITHHELD AND BROKER NON-VOTES BE TREATED?

     Broker non-votes, abstentions and proxy cards on which stockholders withhold voting authority will be counted as present for purposes of determining whether a quorum is established at the annual meeting. "Broker non-votes" are shares for which a bank, broker or other nominee holder has not received voting instructions and which the nominee holder does not have discretionary power to vote on a particular matter. We do not believe that banks, brokers or other nominee holders will have discretion to vote on any matter voted on at the 2005 annual meeting.

     Broker non-votes and proxy cards on which stockholders withhold authority for nominees will not be counted in determining the election of directors. Broker non-votes and abstentions with respect to Mr. Whitman's other proposals will have the same effect as votes against the proposals.

WHAT SHOULD YOU DO TO VOTE FOR THE SIX NOMINEES AND FOR THE OTHER
PROPOSALS?

     Sign, date and return the enclosed BLUE proxy card today to our proxy solicitor MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016 in the envelope provided.

WHOM SHOULD YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?

     Please call our proxy solicitor MacKenzie Partners toll free at (800) 322-2885 or collect at (212) 929-5500.


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                         OUR PROPOSED TRANSACTION;
                       BACKGROUND TO THE SOLICITATION

OUR PROPOSED TRANSACTION

     We are seeking to negotiate a transaction with Beverly in which a company formed by us would acquire all of the outstanding shares of Beverly. In that connection, we made a formal offer to Beverly's Board of Directors to acquire all of the shares of Beverly at a price of $11.50 per share in cash. Our offer, which would provide significant value to Beverly's shareholders, reflects a premium of 47% to the average closing price of Beverly's shares over the period from the beginning of 2004 through January 24, 2005, the last trading day before we made our proposal public. MOREOVER, IF JUSTIFIED BY DUE DILIGENCE, WE WOULD BE PREPARED TO RAISE OUR OFFER.

     As an alternative to this proposal, we are also prepared to discuss with the Beverly board a transaction whereby we would purchase Beverly's real estate assets and nursing facilities operations, leaving Beverly with the ancillary operations. As part of such a transaction, we would enter into contractual agreements whereby Beverly would continue to provide ancillary services to the nursing facilities. This transaction could be structured in several ways and the consortium would seek to adopt an approach which is most tax efficient for Beverly's stockholders. We are prepared to pay the equivalent of $9.00 per share in cash for these assets and operations and assume all liabilities not related to the ancillary businesses, leaving Beverly with a pure-play ancillary company consisting of the Aegis Therapies business and Home Care operating segment.

     Our proposal would be financed with $375 million of committed equity financing and the balance in debt. We have received numerous expressions of interest from financial institutions interested in providing this debt financing and are confident in our ability to obtain the financing necessary to complete a transaction with Beverly.

BACKGROUND TO THE SOLICITATION

     During the week of December 13, 2004, Mr. Whitman contacted William R. Floyd, the Chairman of the Board, President and Chief Executive Officer of Beverly, and discussed with him the possibility of a transaction between Beverly and the consortium.

     On December 22, 2004, Mr. Whitman sent a letter to Mr. Floyd offering to acquire the outstanding Beverly shares at a price of $11.50 per share in cash. The letter stated that Formation was prepared to immediately commence due diligence review of Beverly, and if due diligence suggests that there is more value in Beverly, Formation would be prepared to raise its offer price accordingly. The letter also indicated that Formation was prepared to discuss a transaction whereby Formation would purchase Beverly's real estate assets and nursing facilities operations.

     In a letter to Mr. Whitman dated January 5, 2005, Mr. Floyd indicated that he had shared Mr. Whitman's December 22 letter with the Beverly board.

     On January 13, 2005, Mr. Whitman telephoned Mr. Floyd to discuss further the consortium's proposed transactions. Mr. Whitman offered to provide the Beverly board with additional information regarding the consortium's proposed transactions in an effort to assist the Beverly board in evaluating the consortium's proposals. In that connection, on January 19, 2005, Mr. Whitman sent a follow-up letter to Beverly expanding on the proposals set out in his letter of December 22. In his letter, Mr. Whitman reiterated that the consortium remains prepared to increase its $11.50 in cash offer price if due diligence suggested that there is more value in Beverly.

     On January 21, 2005, Beverly announced that it was accelerating the date of Beverly's 2005 annual meeting to April 21, 2005 from the expected May 19, 2005 date for that meeting disclosed in Beverly's previous public filings. At the same time, Beverly accelerated the deadline for submitting proposals and director nominees to February 5, 2005 from the March 6, 2005 date previously disclosed in Beverly's public filings. In its announcement, Beverly stated that it had accelerated the date of the annual meeting and the deadline for submitting proposals and director nominees because it had adopted a "policy to hold the Company's Annual Meeting of Stockholders as early as practicable in each calendar year."

     As required by the rules of the SEC, on January 24, 2005, Mr. Whitman, the members of the consortium and certain other parties filed with the SEC a Schedule 13D disclosing their ownership of approximately 8.1% of the outstanding shares of Beverly as well as the proposals previously made to the Beverly board.

     On January 24, 2005, Beverly announced that its board was reviewing the consortium's proposal and would "respond in due course." Mr. Whitman subsequently received a letter from Mr. Floyd, dated January 24, 2005, stating that the Beverly board would attempt to meet within the next week to ten days to evaluate the consortium's proposal.

     On January 25, 2005, Beverly announced that it was adopting a poison pill without the approval of Beverly's stockholders.

     On January 27, 2005, the Northwest Arkansas Democrat-Gazette reported in an article by Cristal Cody that, during a conference call with Beverly employees on January 26, 2005, Mr. Floyd stated that Beverly's acceleration of the date of its annual meeting and the deadline for submission of proposals and director nominations "short-circuits the Formation Capital financial group... If they wanted to put their directors up for election, by moving up the meeting, it would eliminate some of the time they would have to prepare." Although Mr. Floyd indicated in his January 24 letter as well as in a January 27, 2005 letter he sent to Mr. Whitman that the Beverly board was in the process of evaluating the consortium's proposal, according to the Northwest Arkansas Democrat-Gazette article, Mr. Floyd told Beverly employees on the January 26 conference call that "the company is not for sale."*

--------------------

* We have not sought or obtained consent from the Northwest Arkansas Democrat-Gazette to include these quotes in the proxy statement.

--------------------

     On January 27, 2005, Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the consortium, sent a letter on the consortium's behalf to Douglas J. Babb, Executive Vice President, Chief Administrative Officer and Legal Officer of Beverly. This letter reiterated the consortium's desire to pursue a mutually beneficial, negotiated transaction with Beverly and its willingness to raise its offer to reflect additional value revealed during due diligence.

     On February 3, 2005, Beverly rejected Formation's proposals -- without engaging in any discussion with Formation regarding its proposals or permitting the consortium to conduct any due diligence.

     Later that day, Mr. Whitman sent to Mr. Floyd a letter on the consortium's behalf indicating the consortium's intention to nominate a slate of nominees for election to the Beverly board at the annual meeting. On February 4, 2005, Mr. Whitman submitted to Beverly's Secretary a notice of the business and proposals he intends to bring before the annual meeting and his intention to nominate a slate consisting of the independent nominees discussed below.

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                          THE INDEPENDENT NOMINEES

     At the 2005 annual meeting, Mr. Whitman will propose that Jeffrey A. Brodsky, John J. Durso, Philip L. Maslowe, Charles M. Masson, Mohsin Y. Meghji and Guy Sansone be elected as directors of Beverly. If elected, these nominees would hold office until Beverly's 2006 annual meeting (or until their successors are elected and qualified), and would constitute a majority of Beverly's board of directors.

     EACH OF THE NOMINEES HAS AGREED, UPON ELECTION TO BEVERLY'S BOARD OF DIRECTORS, TO EXERCISE HIS INDEPENDENT JUDGMENT IN ACCORDANCE WITH HIS FIDUCIARY DUTIES IN ALL MATTERS THAT COME BEFORE THE BEVERLY BOARD OF DIRECTORS.

     The nominees have furnished the following information regarding their principal occupations and certain other matters:

     JEFFREY A. BRODSKY, age 46, has since 2000 been a Managing Director of Quest Turnaround Advisors, LLC, a turnaround management consulting services firm. Since 2002, he has served as Chairman and Chief Executive Officer of PTV, Inc. (formerly NTL Europe, Inc. and NTL Incorporated), a new media company in the United Kingdom located at Trafalgar House, 11 Waterloo Place, London SW1Y 4AU, United Kingdom. Mr. Brodsky is currently a director of AboveNet, Inc., a provider of fiber connectivity for business. From 2002 to 2004, Mr. Brodsky served as a director of Comdisco Holding Company, Inc., a provider of equipment lease financing of information and technology equipment to a variety of industries. From 2002 to 2003, he served as Chairman of Cablecom GmbH, a cable network operator in Switzerland. From 1994 to 1996, he served as a director of Hawaiian Airlines.

     JOHN J. DURSO, age 53, has since 2002 been a partner of the Chicago office of the law firm Michael Best & Friedrich LLP, where he has chaired the national Long-Term Care Practice Group. Prior to joining Michael Best, Mr. Durso was for 17 years a partner with the law firm of Katten Muchin & Zavis, during which time he chaired the firm's national health care practice.

     PHILIP L. MASLOWE, age 57, served from 1997 until 2002 as Executive Vice President and Chief Financial Officer of The Wackenhut Corporation, a security, staffing and privatized prisons corporation. Prior to that, from 1993 to 1997, Mr. Maslowe served as Executive Vice President and Chief Financial Officer of KinderCare Learning Centers, Inc., the largest preschool and childcare provider in the U.S. Mr. Maslowe is currently a director of NorthWestern Corporation, a public utility company. Mr. Maslowe previously served as non-executive Chairman of AMF Bowling Worldwide, Inc., the world's largest owner and operator of bowling centers. From August 2002 to December 2004, Mr. Maslowe served on the Board of Directors of Mariner Health Care, Inc., a publicly held integrated health care services provider.

     CHARLES M. MASSON, age 51, has since September 2002 been managing partner of Masson & Company, LLC, a firm providing interim and crisis management, turnaround consulting and assessment, and financial restructuring services. From April 1999 to September 2002, Mr. Masson was a managing partner of Leary, Masson & Associates, LLC, a firm providing similar services. Since 2005, he has been serving as Chairman and Chief Restructuring Officer of Kinetic Systems, Inc., an engineering and construction provider of process piping to the semi-conductor and bio-pharmaceutical industries. In 2001, he served as Chief Executive Officer of Maidenform, Inc., an intimate apparel maker. Mr. Masson is currently a director of Algoma Steel Inc., an integrated steel producer.

     MOHSIN Y. MEGHJI, age 40, has since 2002 been a Principal of Loughlin Meghji + Company, a financial advisory boutique specializing in advising management, investors and lenders in relation to transactions involving financially challenged companies. From 1998 to 2002, he was a member of the Global Corporate Finance Group of Arthur Andersen LLP, the accounting firm. From May 2002 when it emerged from Chapter 11 to December 2004 upon its sale, Mr. Meghji served on the Board of Directors of Mariner Health Care, Inc., a publicly held integrated health care services provider. From July 1999 to May 2002, Mr. Meghji served as financial advisor to various creditors in relation to the restructuring of Mariner Health Care.

     GUY SANSONE, age 40, has since 1999 been with Alvarez & Marsal, LLC, a global professional services firm specializing in turnaround management and corporate restructuring, where he has been a Managing Director since 2002. From March 2003 to September 2004, he served as Interim Chief Financial Officer of Healthsouth Corporation, a provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services. In 2002, he served as Interim President and Chief Executive Officer of Rotech Healthcare Inc., a provider of home medical equipment, respiratory equipment and services and respiratory medications for home use. From 2000 to 2003, he served as Senior Vice President, focusing on the restructuring of Integrated Health Services Inc., a provider of post-acute healthcare services. From 1999 to 2000, he served as Chief Financial Officer of Telegroup, Inc., an alternative provider of domestic and international telecommunications services. Mr. Sansone is currently a director of Rotech Healthcare Inc.

     Each of the nominees has agreed to be named in this proxy statement and to serve as a director of Beverly, if elected. We do not expect that any of the six nominees will be unable to stand for election or serve as a director, but if any vacancy in the slate of nominees occurs for any reason the shares represented by the enclosed BLUE proxy card will be voted for a substitute candidate nominated by Mr. Whitman.

COMPENSATION OF BEVERLY DIRECTORS

     If elected to the Beverly board of directors, Mr. Whitman's nominees will not receive any compensation or indemnification from Mr. Whitman or the consortium for their service as directors of Beverly.

     According to Beverly's public filings, if the nominees are elected as directors of Beverly, as non-employee directors they would receive from Beverly an annual retainer of $35,000 plus $1,000 for each Board or committee meeting attended in the manner in which attendance was requested or $500 for attending in any other manner (with an additional $1,000 paid for chairing a committee meeting attended in the manner requested or $500 for chairing a committee meeting attended in any other manner). In addition to cash compensation, non-employee directors were eligible to receive stock and performance-based awards, including stock options, stock appreciation rights, restricted stock and restricted stock units, and other similar awards, that the Beverly Board may grant from time to time. Each such award granted will become vested and/or exercisable in accordance with the terms and conditions, and at the price (if applicable), determined by the Board on the grant date. Each non-employee director also has the right to defer cash compensation in exchange for deferred share units (each of which is equivalent to one Beverly share), plus a 25% Beverly match on deferred share units, and the right to receive an annual grant of 675 deferred share units. Distributions in respect of deferred share units begin upon retirement, termination, death or disability. Each of the nominees, if elected, would be indemnified by Beverly for service as a director to the same extent indemnification is provided to other directors under Beverly's certificate of incorporation and bylaws. In addition, we believe that upon election, the nominees would be covered by Beverly's officer and director liability insurance, if any, and be entitled to any other benefits made available to directors by Beverly. Other than as described above, we are not aware of any arrangements under which non-employee directors of Beverly are compensated for services as a director of Beverly.

ARRANGEMENTS BETWEEN THE CONSORTIUM AND THE INDEPENDENT NOMINEES

     Appaloosa, on behalf of certain funds for which it acts as investment adviser, Franklin Mutual, on behalf of certain funds for which it acts as investment adviser, and Formation entered into an indemnification agreement with each of Mr. Whitman's nominees. The indemnification agreement provides that the consortium will indemnify each nominee against any and all damages, judgments, fines, penalties, losses and expenses suffered, incurred or sustained by that nominee or to which that nominee becomes subject, resulting from, arising out of or relating to a claim by reason of
(a) the nominee's standing for election to the Beverly board of directors at the annual meeting or (b) any event or occurrence relating to or arising out of, or any action taken or omitted to be taken in connection with the solicitation of proxies in support of the nominee's election as a director of Beverly at the annual meeting, but not in the nominee's capacity as a director of Beverly if he is so elected. Under the indemnification agreement, responsibility for payments or losses for which the consortium is liable will be allocated 40% to Appaloosa, 46.67% to Franklin Mutual and 13.33% to Formation, and each member of the consortium's liability under the indemnification agreement is limited to 40%, 46.67% and 13.33%, respectively, of $25,000,000.

ADDITIONAL INFORMATION CONCERNING THE SIX INDEPENDENT NOMINEES

     The six nominees have also furnished additional miscellaneous information located in Annex A of this proxy statement as required by the SEC.

-------------------------------------------------------------------------------
         MATTERS TO BE CONSIDERED AT BEVERLY'S 2005 ANNUAL MEETING

OUR PROPOSALS

     We are soliciting proxies to take the following actions at Beverly's 2005 annual meeting:

PROPOSAL  1:   To amend Beverly's bylaws to fix the number of directors
               constituting the entire Board of Directors at eight, by revising Article III, Section 2 of Beverly's bylaws to read in its entirety as follows:

               "Number of Directors. The number of Directors of the Corporation which shall comprise the full Board of Directors shall be fixed at eight."

PROPOSAL 2:    To repeal each provision of or amendment to Beverly's bylaws
               (other than the provisions and amendments added or effected pursuant to Proposal 1) adopted after the version of the bylaws, purportedly as of May 29, 1997, filed by Beverly with the SEC as Exhibit 3.4 to Beverly's Registration
               Statement on Form S-1 filed on June 4, 1997 (File No.
               333-28521).

PROPOSAL 3:    To elect each of Mr. Whitman's nominees to Beverly's board of directors, in lieu of any persons who may be nominated by Beverly's incumbent board of directors or by any other person.

PROPOSAL 4:    To require that action be taken at the annual meeting on
               proposals 1 through 3 above in the sequence indicated and before any other business is conducted.

In accordance with Beverly's bylaws, on February 4, 2005, Mr. Whitman delivered written notice to the Secretary of Beverly of his intention to nominate for election to Beverly's board at the annual meeting his six independent nominees and to present the proposals described above to the stockholders of Beverly for their approval at that meeting.

PURPOSES OF OUR PROPOSALS

     The purpose of each of the proposals is as follows:

o The purpose of Proposal 1 is to ensure that Beverly does not increase the size of its current eight-member board in an effort to prevent the nominees from comprising a majority of the Beverly board if elected.

o The purpose of Proposal 2 is to ensure that the provisions governing or related to the election of Beverly directors contained in the latest publicly available version of Beverly's bylaws have not been changed and will remain unchanged through the annual meeting. Proposal 2 is designed to repeal any amendments to the bylaws that the Beverly board may have previously adopted and not disclosed to stockholders and any amendments the board may adopt prior to the annual meeting, in each case to ensure that no such amendment will operate to thwart the will of the Beverly stockholders.

o The purpose of Proposal 3 is to elect the six independent nominees of Mr. Whitman.

o The purpose of Proposal 4 is to ensure that action is taken at the annual meeting in a logical manner and to prevent results that would thwart the will of Beverly's stockholders as expressed by their votes at the annual meeting.

WE STRONGLY RECOMMEND A VOTE FOR THE ELECTION OF THE SIX NOMINEES AND FOR EACH OF THE OTHER PROPOSALS DESCRIBED ABOVE.

-------------------------------------------------------------------------------
              REASONS TO VOTE FOR THE SIX INDEPENDENT NOMINEES
                     AND MR. WHITMAN'S OTHER PROPOSALS

     We believe that the incumbent Beverly board is not acting on behalf of all Beverly stockholders. Mr. Whitman and the members of the consortium urge all Beverly stockholders to vote FOR the election of the six independent nominees, FOR the proposal to fix the size of the board at eight and FOR the other proposals that are designed to ensure that the will of the Beverly stockholders is not thwarted.

     A VOTE FOR THE INDEPENDENT NOMINEES AND MR. WHITMAN'S OTHER PROPOSALS LETS BEVERLY KNOW THAT YOU WANT DIRECTORS WHO WILL REPRESENT THE BEST INTERESTS OF THE STOCKHOLDERS AND, SUBJECT TO THEIR FIDUCIARY DUTIES, WILL BE COMMITTED TO MAXIMIZING THE VALUE OF YOUR INVESTMENT IN BEVERLY BY IMPLEMENTING A PROCESS THAT WILL GIVE DUE CONSIDERATION TO THE CONSORTIUM'S PROPOSALS AND ANY OTHER PROPOSALS BEVERLY MAY RECEIVE FROM US OR OTHERS.

     We believe that the incumbent Beverly board has placed the interests of Mr. Floyd and the other members of Beverly's senior management above the interests of the stockholders by refusing to engage in any discussion with us to discuss the merits of our proposal, not permitting us to conduct due diligence of Beverly, despite the fact that we have said consistently that, if justified by due diligence, we would be prepared to raise our offer, putting in place a "poison pill" rights plan without stockholder approval and abruptly accelerating the date of the annual meeting and the deadline for submitting proposals and director nominees.

     The incumbent Beverly board has refused to meet with us to discuss the merits of our proposal despite the fact that the $11.50 per share in cash price offered by us reflects a premium of 47% to the average closing price of Beverly's shares over the period from the beginning of 2004 through January 24, 2005, the last trading day before we made our proposal public.

     Although the six independent nominees have not given Mr. Whitman or the consortium any commitments relating to our proposal or otherwise, and neither Mr. Whitman nor the consortium has sought any commitments from them relating to our proposals, the nominees have indicated that, if elected, they will, subject to their fiduciary duties, be committed to maximizing the value of your investment in Beverly by implementing a process that would give due consideration to our proposal as well as any other proposals Beverly may receive from us or others. Even if the six nominees are elected, there is no guarantee that Beverly or any of its assets will be sold to us or any other third party. However, by voting for Mr. Whitman's nominees, Beverly's stockholders will endorse a process that will give due consideration to our proposals and any other proposals Beverly may receive.

     YOU CAN TAKE SOME IMMEDIATE STEPS TO HELP OBTAIN THE MAXIMUM VALUE OF YOUR SHARES:

     (1) SIGN, DATE AND RETURN YOUR BLUE PROXY CARD TODAY, VOTING FOR THE ELECTION OF THE SIX NOMINEES, FOR OUR PROPOSAL TO AMEND THE BYLAWS TO FIX THE SIZE OF THE BOARD AT EIGHT, AND FOR OUR OTHER PROPOSALS; AND

     (2) MAKE YOUR VIEWS KNOWN TO BEVERLY'S INCUMBENT BOARD OF DIRECTORS.

-------------------------------------------------------------------------------
                                   VOTING

     For the proxy solicited hereby to be voted, the enclosed BLUE proxy card must be signed, dated, and returned in the envelope enclosed, in time to be voted at the 2005 annual meeting. If you wish to vote "FOR" the election of the six nominees and "FOR" the adoption of each of Mr. Whitman's other proposals you must submit the enclosed BLUE proxy card and must NOT submit Beverly's proxy card. If you have already returned Beverly's proxy card, you have the right to revoke it as to all matters covered thereby and may do so by subsequently signing, dating, and mailing the enclosed BLUE proxy card. Only your latest dated proxy will count at the annual meeting. Execution of a BLUE proxy card will not affect your right to attend the annual meeting and to vote in person.

     Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (i) delivering a written notice of revocation bearing a later date than the proxy, (ii) duly executing and delivering a later dated written proxy relating to the same shares or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). To be effective, any written notice of revocation or subsequent BLUE proxy should be mailed or delivered to, and received by, MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016 or Beverly's corporate secretary before the taking of votes at the annual meeting. Beverly shares represented by a valid, unrevoked BLUE proxy card will be voted as specified. Shares represented by a BLUE proxy card where no specification has been made will be voted "FOR" the election of Mr. Whitman's six nominees, and "FOR" the adoption of each of Mr. Whitman's proposals. Except as set forth in this proxy statement, we are not aware of any other matter to be considered at the annual meeting. If you return a BLUE proxy card and any other matter is presented at the annual meeting, the persons named on the enclosed BLUE proxy card will vote your shares in accordance with their best judgment concerning such matter.

     If any of your shares were held in the name of a brokerage firm, bank, bank nominee or other institution on March 7, 2005, the record date for the annual meeting, only that institution can vote your shares and only upon its receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at the relevant institution and instruct that person to execute and return the BLUE proxy card on your behalf. You should also promptly sign, date and mail the voting instruction form (or BLUE proxy card) that your broker or banker sends you. Please do this for each account you maintain to ensure that all of your shares are voted. If any of your shares were held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, to revoke your proxy you will need to give appropriate instructions to the relevant institution. If you do not give instructions to your broker or other nominee, your shares will not be voted.

-------------------------------------------------------------------------------
                 CHANGE IN CONTROL PROVISIONS IN BEVERLY'S
                  EMPLOYMENT AGREEMENTS AND BENEFIT PLANS

     Beverly's board of directors has taken affirmative steps to impose transaction costs on any person that may seek to acquire control of Beverly.

     According to Beverly's public filings, Beverly has entered into employment agreements with five executive officers: William R. Floyd, Douglas J. Babb, David R. Devereaux, Jeffrey P. Freimark and Cindy H. Susienka. (Beverly has not publicly filed any other employment agreements that are currently in effect.) Upon termination of employment in connection with a change in control, these employment agreements generally provide for severance benefits equal to three years of base salary and target bonus, vesting in all stock-based compensation, continuation of medical, dental and disability coverage for three years and relocation reimbursement.

     In addition, Beverly's 1997 Long-Term Incentive Plan provides that the Nominating and Compensation Committee of the Beverly board may accelerate the payment or vesting and release any restrictions on any awards in the event of a change in control. Under Beverly's Non-Employee Directors' Stock Option Plan, stock options and other awards will automatically vest in the case of a change in control of Beverly.

     On January 1, 2004, Beverly adopted its Enhanced Supplemental Executive Retirement Plan (Enhanced SERP) for a select group of Beverly's senior executive employees. The Enhanced SERP is a nonqualified, unsecured deferred compensation plan, informally funded through a "rabbi trust." Each year Beverly may make a contribution on each participant's behalf equal to a percentage of his or her salary and compensation for the year. Following any change in control, contributions will equal at least the amount made on each participant's behalf immediately prior to the change in control. If a participant is terminated without cause within two years following a change in control, contributions will continue to be made on the participant's behalf based on the participant's compensation and the Enhanced SERP contributions that were made immediately prior to such termination, until the earlier of the time the participant attains age 60 or would have completed ten years of plan participation.

     On December 31, 2002, Beverly adopted an Executive Deferred Compensation Plan (EDC Plan) for a designated group of management or highly compensated employees. The EDC Plan is a nonqualified, unsecured deferred compensation plan, informally funded through a "rabbi trust." Each year, Beverly may make certain matching contributions to participants under the EDC Plan. Beverly contributions generally vest after five years of combined EDC Plan and SERP Participation. However, upon a change in control, all vesting is accelerated.

     In 2004, Beverly established the Retention Enhancement Program (REP) to provide enhanced benefits to Mr. Floyd. Pursuant to the REP, Beverly will make contributions each year to an account established for Mr. Floyd under the EDC Plan. It is intended that when the total contributions under the REP and earnings on the contributions are added to Mr. Floyd's SERP benefits, this will provide him with a combined retirement benefit equal to 40% of his total final compensation. Upon a change in control, all of Mr. Floyd's benefits under the REP will be vested.

     According to Beverly's public filings, if the persons serving as directors of Beverly before any contested election for the Beverly board cease to make up more than 50% of the Beverly board, a "change in control" will be deemed to have occurred for purposes of the employment agreements, plans and programs referenced above. However, Beverly's public filings do not quantify the costs Beverly would be required to incur if these change in control provisions were to be triggered under these agreements, plans and programs.

-------------------------------------------------------------------------------
                             OTHER INFORMATION


SOLICITATION OF PROXIES

     We have retained MacKenzie Partners to assist in soliciting BLUE proxies from banks, brokers, nominees, institutions and individuals. We have agreed to pay MacKenzie a fee of $[ ] for assisting in soliciting proxies for the 2005 annual meeting, and have agreed to reimburse MacKenzie for its reasonable out-of-pocket expenses. The consortium's agreement with MacKenzie contains customary indemnification provisions. Responsibility for the fees, expenses and other amounts payable to MacKenzie will be allocated 40% to Appaloosa, 46.67% to Franklin Mutual and 13.33% to Formation. MacKenzie anticipates that it will use approximately [ ] persons in its solicitation efforts. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held as of the record date of the annual meeting. The consortium will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, Mr. Whitman's nominees and the persons listed on Annex B attached to this proxy statement may solicit BLUE proxies. Information regarding such persons is included in Annex B. No additional compensation will be paid for such services. Solicitation may be conducted in person, by telephone, electronically or by other means of communication.

     The consortium has engaged Eureka Capital Markets LLC (Eureka) as its financial advisor to provide certain financial advisory and investment banking services in connection with the consortium's proposal to Beverly and related matters. Eureka is also party to a term sheet entered into with Appaloosa, Franklin Mutual and Formation relating to the proposed transaction under which Eureka will be entitled to a financial advisory fee, if a transaction with Beverly is completed, and further amounts if the consortium's acquisition of Beverly or its assets yields a specified return, as described more fully in Schedule III to Annex B. Neither Eureka nor any of its employees was retained by the consortium to solicit proxies for the annual meeting. Eureka does not acknowledge that it or any of its directors, officers, employees, affiliates or controlling persons is a "participant," as defined in Schedule 14A promulgated under the Exchange Act, in the solicitation of proxies for the annual meeting, or that
Schedule 14A requires the disclosure of certain information concerning them. However, Eureka and certain of its respective directors, officers, employees, affiliates or controlling persons may assist the consortium or Mr. Whitman in its solicitation as part of their broader engagement, although neither Eureka nor any such directors, officers, employees, affiliates or controlling persons will receive any fee for, or in connection with, any solicitation activities apart from the fees Eureka is otherwise entitled to receive under the term sheet. Information regarding Eureka and its directors, officers, employees, affiliates or controlling persons who may assist Mr. Whitman or the consortium in soliciting proxies is included in Annex B.

     All costs incidental to the solicitations of proxies on behalf of the consortium and Mr. Whitman will be borne by the consortium and allocated
40% to Appaloosa, 46.67% to Franklin Mutual and 13.33% to Formation. Total expenditures for these solicitations are estimated to be approximately
$[ ]. Total expenditures to date are approximately $[ ]. The consortium will seek reimbursement from Beverly upon completion of the solicitation of all expenses incurred in connection with the nomination of the six nominees, the submission of our proposals and this solicitation. Mr. Whitman does not intend to seek the approval of Beverly's stockholders for that reimbursement.

APPRAISAL RIGHTS

     Beverly's stockholders do not have dissenter's rights of appraisal as a result of this solicitation or the adoption of any of the proposals included in this proxy statement.

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL
MEETING

     According to publicly available documents and under Rule 14a-8 of the Exchange Act, stockholder proposals may be eligible for inclusion in Beverly's 2006 proxy statement and form of proxy. To be included in the 2006 proxy statement and form of proxy, stockholder proposals must be received by Beverly's Corporate Secretary not less than 120 calendar days before the date Beverly's 2005 proxy statement is released to stockholders. In addition, according to Beverly's advance notice bylaw, any stockholder proposal to be presented from the floor at the 2006 annual meeting of the stockholders must be received by the Corporate Secretary at least seventy-five days before the meeting.


                                              ARNOLD M. WHITMAN
Dated: March     , 2005

                                                            ANNEX A


                    MISCELLANEOUS INFORMATION CONCERNING
                          THE INDEPENDENT NOMINEES



     The business address of each the nominees is as follows:


Jeffrey A. Brodsky
Quest Turnaround Advisors, LLC
RiverView at Purchase
287 Bowman Avenue
Purchase, NY  10577

John J. Durso
Michael Best & Friedrich LLP
401 North Michigan Avenue
Suite 1900
Chicago, Illinois  60611

Philip L. Maslowe
12900 Brynwood
Palm Beach Gardens, Florida  33418

Charles M. Masson
Masson & Company, LLC
420 Lexington Avenue
Suite 2045
New York, New York  10170

Mohsin Y. Meghji
Loughlin Meghji + Company
148 Madison Avenue
New York, NY  10016

Guy Sansone
Alvarez & Marsal, Inc.
600 Lexington Avenue
New York, NY  10022

     Mr. Whitman believes that his six independent nominees, including any independent nominee elected to fill a newly created directorship, if elected will exercise their independent judgment and fiduciary duties as directors of Beverly. In that connection, the nominees have indicated that, if elected, they will, subject to their fiduciary duties, be committed to maximizing the value of your investment in Beverly by implementing a process that would give due consideration to our proposal as well as any other proposals Beverly may receive from us or others. Mr. Whitman and certain of the persons listed on Annex B, who may be participants in the solicitation, beneficially own shares of Beverly. To the extent that the election of these nominees and the approval of Mr. Whitman's other proposals may have an impact on the consummation of our proposed transaction or any other transaction in which Beverly shares are acquired by a third party, Mr. Whitman and the other participants in the solicitation could be considered to have an interest in the matters to be acted upon at the 2005 annual meeting.

     Except as set forth in this Annex A or the proxy statement to which this is attached, to the knowledge of Mr. Whitman, there is no other information regarding any of his nominees that is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the SEC.

                                                            ANNEX B



       PERSONS WHO MAY BE PARTICIPANTS IN THE SOLICITATION OF PROXIES

     Set forth below are the names, principal business addresses and principal occupations or employment of the persons who may assist Mr. Whitman in the solicitation of proxies in connection with Beverly's 2005 annual meeting, and the name, principal business and address of any corporation or other organization in which their employment is carried on. Information with respect to Mr. Whitman's nominees is included in the attached proxy statement and in Annex A thereto. To the extent any of these individuals assists Mr. Whitman in the solicitation of proxies for the annual meeting, these persons may be deemed "participants" as defined in
Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended. The fact that a person is listed below shall not be deemed an admission that such person is a participant. To the extent that a participant is a Beverly stockholder and/or an officer or equityholder of a member of the consortium, such participant's interest in the matters to be acted upon at the annual meeting rests in electing directors committed to proceeding with a process that would give due consideration to our proposal and any other proposals Beverly may receive from us or others.


                   PRINCIPAL OCCUPATION OR
NAME                     EMPLOYMENT          ADDRESS OF PRINCIPAL EMPLOYER
----               -----------------------   -----------------------------

Appaloosa                 Hedge fund         c/o Appaloosa Partners
Investment                                   Inc., 26 Main Street,
Limited                                      1st Floor, Chatham, New
Partnership I                                Jersey 07928
(AILP)


Palomino Fund             Hedge fund         c/o Appaloosa Partners
Ltd.                                         Inc., 26 Main Street,
(Palomino)                                   1st Floor, Chatham, New
                                             Jersey 07928


Appaloosa          General partner of AILP   c/o Appaloosa Partners
                  and investment adviser to  Inc., 26 Main Street,
                           Palomino          1st Floor, Chatham, New
                                             Jersey 07928


Appaloosa             General partner of     26 Main Street, 1st
Partners Inc.             Appaloosa          Floor, Chatham, New
(API)                                        Jersey 07928


David Tepper           President of API      26 Main Street, 1st
                                             Floor, Chatham, New
                                             Jersey 07928


Ronald Goldstein      Vice President and     26 Main Street, 1st
                       Secretary of API      Floor, Chatham, New
                                             Jersey 07928


Franklin Mutual       Investment adviser     51 John F. Kennedy
                   registered with the SEC   Parkway, Short Hills,
                  and investment adviser to  New Jersey 07078
                      certain investment
                     companies within the
                   Franklin/Templeton Group
                           of Fund


Michael J. Embler  Senior Vice President of  51 John F. Kennedy
                       Franklin Mutual       Parkway, Short Hills,
                                             New Jersey 07078


Northbrook NBV,       General investment     500 Skokie Boulevard,
LLC                       activities         Suite 310, Northbrook,
(Northbrook)                                 Illinois 60062


David Hokin        Chief Strategist of DH2,  500 Skokie Boulevard,
                             Inc.            Suite 310, Northbrook,
                                             Illinois 60062


Rob Rubin         Managing Director of DH2,  500 Skokie Boulevard,
                             Inc.            Suite 310, Northbrook,
                                             Illinois 60062


Robert Hartman        Chairman of Nucare     6633 N. Lincoln Avenue,
                        Services Corp        Lincolnwood, Illinois
                                             60712



David Reis        Managing Member of Senior  19 Post Road East,
                    Care Development, LLC    Westport, Connecticut
                                             06880



Baylor            Holds selected securities  c/o Formation Capital, LLC
Enterprises, LLC                             1035 Powers Place,
                                             Alpharetta, Georgia 30004


Arnold M. Whitman  Chief Executive Officer,  1035 Powers Place,
                  Treasurer and Co-Chairman  Alpharetta, Georgia 30004
                         of Formation


Steve Fishman       President of Formation   1035 Powers Place,
                                             Alpharetta, Georgia
                                             30004


Formation          Investing in the senior   1035 Powers Place,
                    housing and long-term    Alpharetta, Georgia
                        care industry        30004


Eureka             Financial advisory firm   21 East 40th St, Suite 1300
                                             NY, NY 10016


Stephen A. Greene    Managing Director of    21 East 40th St, Suite 1300
                            Eureka           NY, NY 10016


Mark Hyman           Managing Director of    21 East 40th St, Suite 1300
                            Eureka           NY, NY 10016


Leslie Feldman      Executive Director of    21 East 40th St, Suite 1300
                            Eureka           NY, NY 10016


INTERESTS OF POTENTIAL PARTICIPANTS

     Information regarding the interests of the potential participants described above that is required to be disclosed under the rules of the SEC is set forth in Schedules I, II and III.

                                 Schedule I

               Beneficial Ownership of Potential Participants
                          in Beverly Common Stock

     The following table sets forth the amount of each class of securities of Beverly which each of the potential participants listed above in this Annex B owns beneficially, directly or indirectly:

       NAME               CLASS OF SECURITY               NUMBER OF SHARES
    ---------           ---------------------           --------------------
     Appaloosa               Common Stock                    1,873,122
Investment Limited
   Partnership I

Palomino Fund Ltd.           Common Stock                    1,641,178

     Appaloosa               Common Stock                    3,514,300

Appaloosa Partners           Common Stock                    3,514,300
       Inc.

   David Tepper              Common Stock                    3,514,300

  Franklin Mutual            Common Stock                    3,508,900

Northbrook NBV, LLC          Common Stock                    1,487,200

    David Hokin              Common Stock                    1,487,200

     Rob Rubin               Common Stock                    1,487,200

  Robert Hartman             Common Stock                    1,487,200

    David Reis               Common Stock                     200,000

Baylor Enterprises           Common Stock                      21,900
        LLC

 Arnold M. Whitman           Common Stock                    26,600 [1]


[1]  Includes 100 shares of Beverly Common Stock held of record by Mr.
     Whitman.

                                Schedule II

       Transactions in Beverly Common Stock Since February 18, 2003+


     The following table contains a summary description of all purchases and sales of the common stock of Beverly effected within the past two years by the potential participants set forth above in this Annex B:

                       DATE OF         AMOUNT OF         BUY/SELL
                     TRANSACTION        SHARES

Appaloosa Investment
Limited Partnership
I                    October 4, 2004     54,899             Buy
                     October 5, 2004     37,310             Buy
                     October 6, 2004     26,330             Buy
                     October 6, 2004     79,950             Buy
                     October 7, 2004     14,018             Buy
                     October 8, 2004     51,914             Buy
                     October 11, 2004    42,640             Buy
                     October 12, 2004   106,600             Buy
                     October 13, 2004    87,945             Buy
                     October 14, 2004    30,594             Buy
                     October 15, 2004    26,597             Buy
                     October 18, 2004   103,935             Buy
                     October 19, 2004    20,094             Buy
                     October 26, 2004    27,343             Buy
                     October 26, 2004     2,665             Buy
                     October 27, 2004    46,371             Buy
                     October 27, 2004     5,330             Buy
                     October 27, 2004     7,462            Sell
                     October 28, 2004   136,555             Buy
                     October 28, 2004    15,777             Buy
                     October 29, 2004    45,305             Buy
                     November 1, 2004    39,975             Buy
                     November 1, 2004     1,759            Sell
                     January 7, 2005     73,074             Buy
                     January 13, 2005    68,224             Buy
                     January 14, 2005    87,945             Buy
                     January 18, 2005   213,200             Buy
                     January 19, 2005   213,200             Buy
                     January 20, 2005   139,433             Buy
                     January 21, 2005    39,229             Buy
                     January 24, 2005    45,891             Buy

Palomino Fund Ltd.   October 4, 2004     48,101             Buy
                     October 5, 2004     32,690             Buy
                     October 6, 2004     23,070             Buy
                     October 6, 2004     70,050             Buy
                     October 7, 2004     12,282             Buy
                     October 8, 2004     45,486             Buy
-----------
+ No part of the purchase price or market value of any of the shares specified in this Schedule II to Annex B is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

                     October 11, 2004    37,360             Buy
                     October 12, 2004    93,400             Buy
                     October 13, 2004    77,055             Buy
                     October 14, 2004    26,806             Buy
                     October 15, 2004    23,303             Buy
                     October 18, 2004    91,065             Buy
                     October 19, 2004    17,606             Buy
                     October 26, 2004    23,957             Buy
                     October 26, 2004     2,335             Buy
                     October 27, 2004    40,629             Buy
                     October 27, 2004     4,670             Buy
                     October 27, 2004     6,538            Sell
                     October 28, 2004   119,645             Buy
                     October 28, 2004    13,823             Buy
                     October 29, 2004    39,695             Buy
                     November 1, 2004    35,025             Buy
                     November 1, 2004     1,541            Sell
                     January 7, 2005     64,026             Buy
                     January 13, 2005    59,776             Buy
                     January 14, 2005    77,055             Buy
                     January 18, 2005   186,800             Buy
                     January 19, 2005   186,800             Buy
                     January 20, 2005   122,167             Buy
                     January 21, 2005    34,371             Buy
                     January 24, 2005    40,209             Buy

Appaloosa            October 4, 2004    103,000             Buy
                     October 5, 2004     70,000             Buy
                     October 6, 2004     49,400             Buy
                     October 6, 2004    150,000             Buy
                     October 7, 2004     26,300             Buy
                     October 8, 2004     97,400             Buy
                     October 11, 2004    80,000             Buy
                     October 12, 2004   200,000             Buy
                     October 13, 2004   165,000             Buy
                     October 14, 2004    57,400             Buy
                     October 15, 2004    49,900             Buy
                     October 18, 2004   195,000             Buy
                     October 19, 2004    37,700             Buy
                     October 26, 2004    51,300             Buy
                     October 26, 2004     5,000             Buy
                     October 27, 2004    87,000             Buy
                     October 27, 2004    10,000             Buy
                     October 27, 2004    14,000            Sell
                     October 28, 2004   256,200             Buy
                     October 28, 2004    29,600             Buy
                     October 29, 2004    85,000             Buy
                     November 1, 2004    75,000             Buy
                     November 1, 2004     3,300            Sell
                     January 7, 2005    137,100             Buy
                     January 13, 2005   128,000             Buy
                     January 14, 2005   165,000             Buy
                     January 18, 2005   400,000             Buy
                     January 19, 2005   400,000             Buy
                     January 20, 2005   261,600             Buy
                     January 21, 2005    73,600             Buy
                     January 24, 2005    86,100             Buy

Appaloosa Partners
Inc.                 October 4, 2004    103,000             Buy
                     October 5, 2004     70,000             Buy
                     October 6, 2004     49,400             Buy
                     October 6, 2004    150,000             Buy
                     October 7, 2004     26,300             Buy
                     October 8, 2004     97,400             Buy
                     October 11, 2004    80,000             Buy
                     October 12, 2004   200,000             Buy
                     October 13, 2004   165,000             Buy
                     October 14, 2004    57,400             Buy
                     October 15, 2004    49,900             Buy
                     October 18, 2004   195,000             Buy
                     October 19, 2004    37,700             Buy
                     October 26, 2004    51,300             Buy
                     October 26, 2004     5,000             Buy
                     October 27, 2004    87,000             Buy
                     October 27, 2004    10,000             Buy
                     October 27, 2004    14,000            Sell
                     October 28, 2004   256,200             Buy
                     October 28, 2004    29,600             Buy
                     October 29, 2004    85,000             Buy
                     November 1, 2004    75,000             Buy
                     November 1, 2004     3,300            Sell
                     January 7, 2005    137,100             Buy
                     January 13, 2005   128,000             Buy
                     January 14, 2005   165,000             Buy
                     January 18, 2005   400,000             Buy
                     January 19, 2005   400,000             Buy
                     January 20, 2005   261,600             Buy
                     January 21, 2005    73,600             Buy
                     January 24, 2005    86,100             Buy

David Tepper         October 4, 2004    103,000             Buy
                     October 5, 2004     70,000             Buy
                     October 6, 2004     49,400             Buy
                     October 6, 2004    150,000             Buy
                     October 7, 2004     26,300             Buy
                     October 8, 2004     97,400             Buy
                     October 11, 2004    80,000             Buy
                     October 12, 2004   200,000             Buy
                     October 13, 2004   165,000             Buy
                     October 14, 2004    57,400             Buy
                     October 15, 2004    49,900             Buy
                     October 18, 2004   195,000             Buy
                     October 19, 2004    37,700             Buy
                     October 26, 2004    51,300             Buy
                     October 26, 2004     5,000             Buy
                     October 27, 2004    87,000             Buy
                     October 27, 2004    10,000             Buy
                     October 27, 2004    14,000            Sell
                     October 28, 2004   256,200             Buy
                     October 28, 2004    29,600             Buy
                     October 29, 2004    85,000             Buy
                     November 1, 2004    75,000             Buy
                     November 1, 2004     3,300            Sell
                     January 7, 2005    137,100             Buy
                     January 13, 2005   128,000             Buy
                     January 14, 2005   165,000             Buy
                     January 18, 2005   400,000             Buy
                     January 19, 2005   400,000             Buy
                     January 20, 2005   261,600             Buy
                     January 21, 2005    73,600             Buy
                     January 24, 2005    86,100             Buy

Franklin Mutual      October 26, 2004   240,000             Buy
                     October 27, 2004   134,800             Buy
                     October 28, 2004    18,900             Buy
                     October 28, 2004   150,000             Buy
                     October 28, 2004   420,800             Buy
                     October 29, 2004   190,400             Buy
                     November 1, 2004   639,700             Buy
                     November 2, 2004   200,000             Buy
                     January 13, 2005   128,000             Buy
                     January 14, 2005   165,000             Buy
                     January 18, 2005   400,000             Buy
                     January 19, 2005   400,000             Buy
                     January 20, 2005   261,600             Buy
                     January 21, 2005    73,600             Buy
                     January 24, 2005    86,100             Buy


Northbrook NBV LLC
("Northbrook")

Note [1]             October 6, 2004        500             Buy
Note [1]             October 8, 2004     31,600             Buy
Note [1]             October 11, 2004    57,400             Buy
Note [1]             October 13, 2004     5,000             Buy
Note [1]             October 14, 2004    59,500             Buy
Note [1]             October 15, 2004     6,000             Buy
Note [1]             October 19, 2004   140,000             Buy
Note [1]             October 20, 2004   117,300             Buy
Note [1]             October 21, 2004     1,000             Buy
Note [1]             October 22, 2004     5,700             Buy
Note [1]             October 25, 2004    18,300             Buy
Note [1]             October 26, 2004    20,000             Buy
Note [1]             October 27, 2004    27,700             Buy
Note [1]             October 29, 2004    60,500            Sell
Note [1]             November 1, 2004     4,500            Sell
Note [1]             November 2, 2004   118,500             Buy
Note [1]             November 3, 2004     1,000             Buy
Note [1]             November 4, 2004     2,000             Buy
Note [1]             November 4, 2004     2,000            Sell
Note [1]             November 8, 2004    44,500            Sell
Note [1]             November 9, 2004   100,000             Buy
Note [1]             November 11, 2004  100,000             Buy
Note [1]             November 11, 2004      400            Sell
Note [1]             November 12, 2004    4,600            Sell
Note [1]             November 17, 2004    5,400             Buy
Note [1]             November 18, 2004   14,600             Buy
Note [1]             November 22, 2004    7,800             Buy
Note [1]             November 23, 2004    7,200             Buy
Note [1]             December 1, 2004     2,000            Sell
Note [6]             December 1, 2004       300[2]         Sell
Note [1]             December 2, 2004    17,000            Sell
Note [1]             December 3, 2004    10,000             Buy
Note [1]             December 6, 2004    14,000             Buy
Note [1]             December 7, 2004    15,000             Buy
Note [6]             December 8, 2004     3,000[2]         Sell
Note [6]             December 9, 2004     1,000[2]         Sell
Note [6]             December 10, 2004    1,000[2]         Sell
Note [6]             December 13, 2004    1,000[2]         Sell
Note [6]             December 15, 2004    1,000[2]         Sell
Note [1]             December 17, 2004    1,000            Sell
Note [6]             December 17, 2004    1,000[2]         Sell
Note [1]             December 20, 2004    1,000             Buy
Note [6]             December 20, 2004      300[2]         Sell
Note [6]             December 21, 2004    1,000[2]         Sell
Note [1]             January 12, 2005     5,000            Sell
Note [1]             January 13, 2005     5,000             Buy
Northbrook [3]       January 13, 2005   750,000             Buy
Notes[1], [3]        January 13, 2005   750,000            Sell
Northbrook           January 13, 2005    64,000             Buy
Northbrook           January 14, 2005    82,500             Buy
Northbrook           January 18, 2005   200,000             Buy
Northbrook           January 19, 2005   200,000             Buy
Note [6]             January 19, 2005     1,000[2]         Sell
Northbrook           January 20, 2005   130,800             Buy
Note [7]             January 20, 2005    10,600[2]          Buy
Northbrook [7]       January 20, 2005    10,600[2]         Sell
Northbrook           January 21, 2005    10,600[2]          Buy
Northbrook           January 21, 2005    36,800             Buy
Northbrook           January 24, 2005    23,100             Buy

 David Reis          May 13, 2003       295,400            Sold
                     May 13, 2003         4,600            Sold
                     May 14, 2003         5,000            Sold
                     May 14, 2003         1,000            Sold
                     May 14, 2003         1,000            Sold
                     May 14, 2003         1,000            Sold
                     May 14, 2003         1,500            Sold
                     May 14, 2003         5,000            Sold
                     May 14, 2003        10,000            Sold
                     May 14, 2003         5,000            Sold
                     May 14, 2003         5,000            Sold
                     May 14, 2003         2,500            Sold
                     May 14, 2003        10,000            Sold
                     May 14, 2003         2,800            Sold
                     May 14, 2003           500            Sold
                     May 14, 2003         9,400            Sold
                     May 14, 2003         3,300            Sold
                     May 14, 2003         6,700            Sold
                     May 14, 2003         5,000            Sold
                     May 14, 2003         3,300            Sold
                     May 14, 2003        10,000            Sold
                     May 14, 2003        10,000            Sold
                     May 14, 2003         2,000            Sold
                     May 14, 2003         2,000            Sold
                     May 14, 2003         2,000            Sold
                     May 14, 2003           500            Sold
                     May 14, 2003         4,400            Sold
                     May 14, 2003           300            Sold
                     May 14, 2003           700            Sold
                     May 14, 2003         1,400            Sold
                     May 14, 2003         5,000            Sold
                     May 14, 2003         6,100            Sold
                     May 14, 2003         1,500            Sold
                     May 14, 2003         1,000            Sold
                     May 15, 2003         3,600            Sold
                     May 15, 2003         1,400            Sold
                     May 15, 2003         5,000            Sold
                     May 15, 2003           100            Sold
                     May 15, 2003        28,000            Sold
                     May 15, 2003         1,000            Sold
                     May 15, 2003           600            Sold
                     May 15, 2003           200            Sold
                     May 15, 2003           100            Sold
                     May 15, 2003           900            Sold
                     May 15, 2003         1,300            Sold
                     May 15, 2003         2,500            Sold
                     May 15, 2003         4,800            Sold
                     May 15, 2003         5,000            Sold
                     May 15, 2003         5,000            Sold
                     May 15, 2003         6,200            Sold
                     May 15, 2003         2,500            Sold
                     May 15, 2003         1,400            Sold
                     May 15, 2003         5,000            Sold
                     May 15, 2003         5,000            Sold
                     May 15, 2003         9,000            Sold
                     May 15, 2003         1,000            Sold
                     May 15, 2003         1,000            Sold
                     May 15, 2003           100            Sold
                     May 15, 2003         5,000            Sold
                     May 15, 2003           800            Sold
                     May 15, 2003         1,000            Sold
                     May 15, 2003         1,000            Sold
                     May 15, 2003         1,000            Sold
                     May 15, 2003         1,000            Sold
                     May 15, 2003         1,000            Sold
                     May 15, 2003         1,500            Sold
                     May 15, 2003         2,000            Sold
                     May 15, 2003         2,500            Sold
                     May 15, 2003         2,500            Sold
                     May 15, 2003         2,500            Sold
                     May 15, 2003         2,500            Sold
                     May 15, 2003         4,000            Sold
                     May 15, 2003         4,000            Sold
                     May 15, 2003         4,100            Sold
                     May 15, 2003         3,600            Sold
                     May 15, 2003         1,400            Sold
                     May 15, 2003         5,000            Sold
                     May 15, 2003         3,600            Sold
                     May 15, 2003         4,400            Sold
                     May 16, 2003           400            Sold
                     May 16, 2003         3,100            Sold
                     May 16, 2003           900            Sold
                     May 16, 2003         5,600            Sold
                     October 18, 2004    10,000             Buy
                     October 18, 2004    15,000             Buy
                     October 18, 2004    15,000             Buy
                     October 18, 2004    15,000             Buy
                     October 18, 2004    15,000             Buy
                     October 19, 2004    50,000             Buy
                     October 19, 2004    15,000             Buy
                     October 28, 2004     5,000             Buy
                     October 28, 2004     5,000             Buy
                     October 28, 2004     5,000             Buy
                     November 1, 2004    10,000             Buy
                     November 1, 2004    10,000             Buy
                     November 1, 2004     5,000             Buy
                     November 5, 2004    10,000             Buy
                     November 5, 2004    10,000             Buy
                     January 4, 2005      2,500             Buy
                     January 4, 2005      2,500             Buy
                     January 21, 2005    20,000[4]          Buy
                     February 11, 2005   20,000[4]         Sell


Baylor Enterprises
LLC                  May 14, 2003         4,500            Sold
                     May 14, 2003         3,521            Sold
                     May 14, 2003           579            Sold
                     May 28, 2003         1,600            Sold
                     May 28, 2003         3,400            Sold
                     May 30, 2003           579            Sold
                     May 30, 2003         3,400            Sold
                     May 30, 2003         1,021            Sold
                     June 2, 2003         2,400            Sold
                     June 2, 2003         1,600            Sold
                     June 2, 2003           800            Sold
                     June 2, 2003           200            Sold
                     June 2, 2003         1,000            Sold
                     June 2, 2003         4,000            Sold
                     June 5, 2003         2,000            Sold
                     June 5, 2003         1,000            Sold
                     June 5, 2003         3,000            Sold
                     June 5, 2003         5,000            Sold
                     June 5, 2003         5,000            Sold
                     June 5, 2003         3,500            Sold
                     October 18, 2004     5,000             Buy
                     October 18, 2004     1,200             Buy
                     October 19, 2004     5,000             Buy
                     October 19, 2004     1,200             Buy
                     October 25, 2004     2,600             Buy
                     October 25, 2004     1,000             Buy
                     October 25, 2004     2,400             Buy
                     November 10, 2004      900             Buy
                     November 10, 2004      700             Buy
                     November 10, 2004      200             Buy
                     November 10, 2004    4,800             Buy
                     November 10, 2004    3,400             Buy
                     November 15, 2004    5,000            Sold
                     November 15, 2004    1,200            Sold
                     November 15, 2004    5,000            Sold
                     November 15, 2004    1,200            Sold
                     November 15, 2004    2,600            Sold
                     November 17, 2004    1,000            Sold
                     November 17, 2004    2,400            Sold
                     November 17, 2004      900            Sold
                     November 17, 2004      700            Sold
                     November 17, 2004      200            Sold
                     November 17, 2004    4,800            Sold
                     November 18, 2004    3,400            Sold
                     December 20, 2004   22,000             Buy
                     February 1, 2005       100       Transfer [5]

Arnold M. Whitman    December 20, 2004    1,100             Buy
                     December 20, 2004    3,400             Buy
                     January 28, 2005       100             Buy
                     February 1, 2005       100       Transfer [5]

-------------------------------
Notes:

[1] An entity controlled by Messrs. Hokin and Rubin effected this transaction. Each of the Beverly shares purchased by this entity was sold to Northbrook on January 13, 2005 in a private transaction at a price of $8.60 per share. See Note 3.

[2] Consists of a transaction in respect of July 2005 call options exercisable for Beverly shares at a strike price of $10.00.

[3] Northbrook acquired these Beverly shares in a private transaction from an entity managed by Messrs. Hokin and Rubin. See Note 1.

[4] Consists of a transaction in respect of April 2005 Call Options exercisable for Beverly shares at a strike price of $10.00.

[5]  These shares were transferred from Baylor to Arnold M. Whitman.

[6] The entity controlled by Messrs. Hokin and Rubin as referenced in Note 1 effected this transaction.

[7] Northbrook sold these call options in a private transaction to the entity controlled by Messrs. Hokin and Rubin as referenced in Note 1.

                                Schedule III

                                Transactions

     The following describes certain transactions required to be disclosed under the rules of the SEC:

     1. Appaloosa, Eureka, Formation and Franklin Mutual are parties to a term sheet, dated as of December 14, 2004, setting forth terms on which they would work together to effect a transaction pursuant to which they would acquire, through a newly formed acquisition entity, either (x) no less than 80% of the outstanding Beverly shares or (y) Beverly's real estate assets and nursing facilities operations. Pursuant to this term sheet, Appaloosa, Franklin Mutual and Formation have agreed that, in connection with a transaction with Beverly on terms acceptable to them, they would make an aggregate cash equity contribution of $375 million to the newly formed acquisition entity, consisting of $150 million from Appaloosa, $175 million from Franklin Mutual and $50 million from Formation. Before completion of a transaction with Beverly, each party would contribute to the acquisition entity all shares of Beverly it then owns. Each party's share contributions would serve to reduce the amount of its required cash equity contribution based on a value of those shares reflecting the price paid with respect to each Beverly share in the transaction.

     Under the term sheet, if a transaction with Beverly is completed, after Appaloosa, Franklin Mutual and Formation have received a return equal to their initial equity investment plus 10%, Formation and Eureka will be entitled to receive 13.5% and 2.5%, respectively, of any additional returns generated by the acquisition entity. After Appaloosa, Franklin Mutual and Formation have received an additional 40% return on their initial equity investment, Formation and Eureka will be entitled to receive 18.375% and 6.625% of any further return generated by the acquisition entity. Formation or its designee will also be entitled to an annual asset management fee of $15,000 per facility of Beverly held by the acquisition entity plus reasonable reimbursement of third party expenses less $500,000.

     Under the term sheet, if the transaction with Beverly is completed, Formation will receive as a financial advisory fee 37.5%, and Eureka will receive as a financial advisory fee 50%, of the lesser of $8.2 million or 0.5% of the total consideration paid in the transaction. Each of Formation and Eureka will be required to pay to invest at least 50% of their financial advisory fee in the acquisition entity.

     2. In January 2002, an affiliate of Beverly sold to an affiliate of Formation 49 skilled nursing facilities and four assisted living centers in Florida for an aggregate amount equal to $165 million in cash (the "Sale"). In connection with the Sale, 4F Funding, Inc., an affiliate of Beverly ("4F Funding"), financed the purchase of a pool of ten of those facilities and assisted living centers by Formation Properties I, LLC (as successor to Formation Properties II, LLC), an affiliate of Formation, in exchange for Formation Properties I, LLC's issuing a note to 4F Funding for a principal amount of $12.5 million, as secured by the underlying properties. In the refinancing of the debt incurred in connection with the Sale, Formation Properties I, LLC paid off its note to 4F Funding for approximately $13,895,455.01 (including interest, fees and legal expenses) on July 30, 2004.

     3. AEGIS Therapies, Inc., a wholly-owned subsidiary of Beverly ("AEGIS"), has contracted for a period of one year beginning on March 1, 2004 to provide physical, occupational and speech therapy services to residents of California Gardens Corp. (d/b/a California Gardens Nursing and Rehabilitation Center) and Chevy Chase Corp. (d/b/a Chevy Chase Nursing and Rehabilitation Center), as well as provide consultations on rehabilitative programs (the "Services Agreement"). California Gardens Corp. is 57.482% owned by Mr. Robert Hartman and 25.00% owned by a trust, of which Mr. Rob Rubin is a trustee and certain family members of Mr. David Hokin are beneficiaries (the "Trust"). Chevy Chase Corp. is 60.75% owned by Mr. Robert Hartman and 25.00% owned by the Trust. In addition, Mr. Hartman is a director and President, and Mr. Hokin is Treasurer, of each of California Gardens Corp. and Chevy Chase Corp. Under the Services Agreement (which is expected to be renewed upon its expiration), AEGIS received $380,755 and $252,231 in 2004, and is expected to receive $500,000 and $350,000 to $400,000 in 2005 (assuming renewal of the agreement upon substantially similar terms), from California Gardens Corp. and Chevy Chase Corp., respectively.

                                                            ANNEX C

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                       MANAGEMENT OF BEVERLY

     The following information is based solely upon Mr. Whitman's review of Beverly's website and publicly available filings with the SEC. The following table sets forth certain information with respect to the beneficial ownership of Beverly's common stock by (i) each person reported by Beverly to own, or who has reported to own, beneficially more than 5% of the outstanding shares of Beverly's common stock ("Principal Stockholder"),
(ii) each director of Beverly, (iii) each executive officer named in the Summary Compensation Table in Beverly's proxy statement for the 2004 annual meeting, and (iv) all directors and executive officers of Beverly as a group included in Beverly's proxy statement for the 2004 annual meeting. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. Unless otherwise indicated, the information in this table was derived from Beverly's 2004 proxy statement.


                                                                                            SHARES OF COMMON STOCK
                                                                                             BENEFICIALLY OWNED(1)

   DIRECTORS, NAMED EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS      ------------------------------------------------------------

---------------------------------------------------------------------- ------------------------------------------------------------
                                                                                     Number                    Percentage Ownership
---------------------------------------------------------------------- ----------------------------------- ------------------------
NAMED EXECUTIVE OFFICERS
Douglas J. Babb (2), (3)                                                            420,550                              *
David R. Devereaux (2), (3)                                                         406,519                              *
William R. Floyd (also a director) (2), (3)                                        1,545,967                           1.43%
Jeffrey P. Freimark (2), (3), (4)                                                   206,450                              *
Cindy H. Susienka (2), (3)                                                          180,701                              *
DIRECTORS (WHO ARE NOT ALSO NAMED EXECUTIVE OFFICERS)
Melanie Creagan Dreher, Ph.D, RN, FAAN (a), (2)
John D. Fowler, Jr. (2), (5)                                                         61,725                              *
John P. Howe III, M.D. (2), (5)                                                      44,489                              *
James W. McLane (2), (5)                                                             41,313                              *
Ivan R. Sabel                                                                          0                                 *
Donald L. Seeley (2)                                                                 35,833                              *
Marilyn R. Seymann, Ph.D. (2), (5)                                                   68,558
ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (24 PERSONS) (3),                  4,568,445                           4.22%
(4), (5)
PRINCIPAL STOCKHOLDERS
Strong Capital Management, Inc. (b)                                                6,253,247                           5.8%
   100 Heritage Reserve
   Menomonee Falls, WI  53051
Barclays Global Investors, N.A.                                                    5,402,927                           4.98%
   45 Fremont St.
   San Francisco, CA  94105
Members of the Consortium and Assisting Stockholders (19 persons):                 8,757,000                           8.1%
   Appaloosa Investment Limited Partnership I (6), (7)                             1,873,122                           1.7%
   Palomino Fund Ltd. (6)                                                          1,641,178                           1.5%
      c/o Trident Trust Company (Cayman) Ltd.
      1 Capital Place, P.O. Box 847
      Grand Cayman, Cayman Islands
   Appaloosa Management L.P. (6), (7)                                              3,514,300                           3.2%
   Appaloosa Partners Inc. (6), (7)                                                3,514,300                           3.2%
   David A. Tepper (6), (7)                                                        3,514,300                           3.2%
   Franklin Mutual Advisers, LLC                                                   3,508,900                           3.2%
      51 John F. Kennedy Parkway
      Short Hills, NJ  07078
   Northbrook NBV, LLC (6), (8)                                                    1,487,200                           1.4%
   David Hokin (6), (8)                                                            1,487,200                           1.4%
   Rob Rubin (6), (8)                                                              1,487,200                           1.4%
   Robert Hartman (6), (9)                                                         1,487,200                           1.4%
   David Reis (10)                                                                  200,000                              *
      c/o Senior Care Development, LLC
      19 Post Road East
      Westport, CT  06880
   Baylor Enterprises LLC (6), (11)                                                  21,900                              *
   Arnold M. Whitman (11), (12)                                                      26,600                              *

*    Less than 1.0%.
(a)  There is no publicly available information with respect to Ms. Dreher's beneficial ownership in Beverly shares as of the date of this proxy statement.
(b)  Derived from Amendment No. 2 to the Schedule 13G filed by Strong Capital Management, Inc. on February 11, 2005 with respect to its Beverly shares.


(1)  The percentage of ownership indicated is based on the shares of Common Stock reported by Beverly outstanding as of January
     26, 2005, together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to such shares. Shares subject to options exercisable on March 31, 2004 or within 60 days thereafter are deemed outstanding for computing the percentage ownership of the person holding such options.

(2)  Unless otherwise noted, the address of each person is One Thousand Beverly Way, Fort Smith, Arkansas 72919.

(3)  Includes the following number of shares issuable upon exercise of options that were exercisable on or within 60 days after
     March 31, 2004: Mr. Babb (275,550); Mr. Devereaux (193,025); Mr. Floyd (1,050,000); Mr. Freimark (75,000); Ms. Susienka
     (107,100); Mr. Fowler (14,667); Dr. Howe (21,083); Mr. McLane (23,968); Mr. Seeley (12,833); and Dr. Seymann (45,625).

(4)  Includes shares of Beverly Common Stock owned by family members.

(5)  Includes the following number of shares credited under the Non-Employee Director Deferred Compensation Plan: Mr. Fowler
     (42,058); Dr. Howe (23,406); Mr. McLane (17,345); and Dr. Seymann (21,933).

(6)  Exercises shared voting and shared dispositive power over these shares of Beverly Common Stock.

(7)  The address is c/o Appaloosa Partners Inc., 26 Main Street, 1st Floor, Chatham, New Jersey 07928.

(8)  The address is 500 Skokie Boulevard, Suite 310, Northbrook, Illinois 60062.

(9)  The address is 6633 N. Lincoln Avenue, Lincolnwood, Illinois 60712.

(10) Exercises sole voting and sole dispositive power over 75,000 of these shares of Beverly Common Stock and shared voting and shared dispositive power over 125,000 shares of Beverly Common Stock. These 125,000 shares of Beverly Common Stock are held by six trusts, of whom Mr. David Reis serves as trustee, as follows: 1995 David Reis Family Trust (10,000),
     1995 Donna Reis Family Trust (25,000), Aaron Reis Spray Trust (20,000), Anna Reis Spray Trust (22,500), Alexander Reis
     Spray Trust (22,500) and David Reis Family Trust (25,000).

(11) The address is c/o Formation Capital, LLC, 1035 Powers Place, Alpharetta, GA 30004.

(12) Exercises shared voting and shared dispositive power over 21,900 of these shares of Beverly Common Stock and sole voting and sole dispositive power over 4,700 shares of Beverly Common Stock.

                                               PRELIMINARY COPY
                                               SUBJECT TO COMPLETION
                                               DATED FEBRUARY 18, 2005

                                                                [BLUE]

           THIS PROXY IS SOLICITED ON BEHALF OF ARNOLD M. WHITMAN
                                 FOR USE AT
                 THE 2005 ANNUAL MEETING OF STOCKHOLDERS OF
                         BEVERLY ENTERPRISES, INC.

THIS IS NOT A SOLICITATION ON BEHALF, OR IN SUPPORT OF, THE BOARD OF DIRECTORS OF BEVERLY ENTERPRISES, INC. (THE "COMPANY"). The undersigned hereby appoints Arnold M. Whitman and [_______], and each or any of them, proxies and attorneys-in-fact, with full power of substitution, on behalf of and in the name of the undersigned, and authorizes them to represent and vote, as designated, all of the shares of common stock of the Company held of record by the undersigned that the undersigned would be entitled to vote if personally present on the matters set below, at the 2005 Annual Meeting of the stockholders of the Company, to be held at 10:00 a.m. (CDT), at the Company's Corporate Center, located at 1000 Beverly Way, Fort Smith, Arkansas, on April 21, 2005, and at any adjournments, postponements, reschedulings or continuations thereof, and with discretionary authority as to any other matters that may properly come before the 2005 Annual Meeting, including substitute nominees if any of the named nominees for director should be unavailable to serve for election, in accordance with and as described in Arnold M. Whitman's proxy statement.

THIS PROXY WILL BE VOTED AS DIRECTED. IF YOU VALIDLY EXECUTE AND RETURN THIS CARD WITHOUT INDICATING YOUR VOTE ON ONE OR MORE OF THE FOLLOWING PROPOSALS, YOU WILL BE DEEMED TO HAVE VOTED AS FOLLOWS WITH RESPECT TO ANY SUCH PROPOSALS: FOR ALL NOMINEES FOR DIRECTOR IN PROPOSAL 3 AND FOR EACH OF PROPOSALS 1, 2 AND 4 SET FORTH ON THE REVERSE SIDE OF THIS CARD. THIS PROXY CARD REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED WITH RESPECT TO ALL MATTERS COVERED HEREBY.

              YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.
         PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY FORM IN THE
                      ENCLOSED POSTAGE-PAID ENVELOPE.

              [continued and to be signed on the reverse side]


                                                    DETACH HERE

[X]   Please mark votes as in this example.

                        ARNOLD M. WHITMAN RECOMMENDS A VOTE FOR HIS PROPOSALS 1, 2, 3 AND 4:
1.       To amend the Company's bylaws to fix the number
         of directors constituting the entire Board               [  ] For     [  ] Against     [  ] Abstain
         of Directors at eight (8).

2.       To repeal each provision of or amendment to the          [  ] For     [  ] Against     [  ] Abstain
         Company's bylaws (other than provisions and
         amendments added or effected pursuant to
         Proposal 1) adopted after May 29, 1997.

3.       To elect each of Jeffrey A. Brodsky, John J.        [  ] For All Candidates     [  ] Withheld from All Candidates
          Durso, Philip L. Maslowe, Charles M. Masson,
         Mohsin Y. Meghji and Guy Sansone to the
         Company's Board of Directors, in lieu of any        To withhold authority to vote for one or more of the
         persons who may be nominated by the                 nominees, check the "For All Candidates" box above and
         Company's incumbent Board of Directors or           write the candidate(s') name(s) in the space below.
         any other person.                                   _______________________________

                                                             For all nominees except those written above

4.       To require that action be taken at the 2005              [  ] For     [  ] Against     [  ] Abstain
         Annual Meeting on proposals 1 through 3
         above in the sequence indicated and before
         any other business is conducted.

                       TO ENSURE YOUR REPRESENTATION AT THE 2005 ANNUAL MEETING, PLEASE MARK,
                          SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or corporate officer, stating his or her title. If a partnership, please sign in partnership name by authorized person. The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at the 2005 Annual Meeting of the Company and any adjournment, postponement, continuation or rescheduling thereof, and hereby grants the proxies named on the front of this card the authority to vote in their discretion upon such other business as may properly come before the 2005 Annual
Meeting or any adjournment, postponement, continuation or rescheduling thereof.

Signature:________________               Date:_______         Signature:_______________             Date :______
Title:    ________________                                    Title:    ________________


